Exhibit 99.1
THERMO FISHER SCIENTIFIC INC.
401(K) RETIREMENT PLAN
Amended and Restated Effective as of January 1, 2008
2008

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THERMO FISHER SCIENTIFIC INC.
401(K) RETIREMENT PLAN
INTRODUCTION
     This instrument evidences the Thermo Fisher Scientific Inc. 401(k) Retirement Plan that resulted from the merger of the Fisher Scientific International Inc. Savings and Profit Sharing Plan, the Athena Diagnostics, Inc. Employees Savings Trust, the Lancaster Laboratories 401(k) Incentive Savings Plan (each, a “Legacy Fisher Plan”) into the Thermo Fisher Scientific Inc. Choice Plan (the “Legacy Thermo Plan”), effective as of the Effective Date.
     The Employer intends that the Plan be qualified under Section 401(a) of the Code, with a cash or deferred arrangement qualified under Section 401(k) of the Code and a trust exempt from taxation under Section 501(a) of the Code. Pursuant to the requirements of Code Section 401(a)(27), the Employer intends that the Plan be a profit sharing plan. The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with the Employer terminates on or after January 1, 2008. An Employee whose employment with the Employer terminated prior to January 1, 2008 shall be entitled to a benefit, if any, as determined under the provisions of the applicable Legacy Thermo Plan or Legacy Fisher Plan in effect on the date his employment terminated, subject to any applicable vesting provisions.
     The purpose of this Plan is to encourage eligible employees to accumulate savings for retirement and to further their financial independence by affording them an opportunity to make systematic contributions to the Plan, supplemented by contributions made by participating companies.
ARTICLE I
DEFINITIONS
     Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.
     Section 1.01 After-Tax Account. The portion of a Participant’s Account credited with After-Tax Contributions under Section 3.02B., and adjustments relating thereto.
     Section 1.02 Account. The separate bookkeeping account that the Company or the Trustee shall maintain for a Participant pursuant to Section 9.14 of this Plan.
     Section 1.03 Accounting Date. The last day of the Plan Year.
     Section 1.04 Before-Tax Account. The portion of a Participant’s Account credited with Before-Tax Contributions under Section 3.02A., and adjustments relating thereto.
     Section 1.05 Beneficiary. A person, including any individual, legal representative, estate or other entity, designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a

Beneficiary under the Plan until the Trustee, as directed by the Company, has fully distributed his benefit to him. A Beneficiary’s right to (and the Plan Administrator’s, the Company’s, or a Trustee’s duty, as directed by the Company, to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.
     Section 1.06 Benefits Department. The group of employees of the Company reporting to the Vice President, Employee Benefits or comparable position responsible for day-to-day administration of the Plan.
     Section 1.07 Board. The board of directors of Thermo Fisher Scientific Inc. or a committee thereof acting on its behalf.
     Section 1.08 Catch-Up Account. The portion of a Participant’s Account credited with Catch-Up Contributions under Section 3.02C., and adjustments relating thereto.
     Section 1.09 Code. The Internal Revenue Code of 1986, as it may be amended from time to time.
     Section 1.10 Committee. The Pension Committee appointed by the Compensation Committee of the Board of Directors.
     Section 1.11 Company. Thermo Fisher Scientific Inc., a Delaware corporation.
     Section 1.12 Compensation.
          A. Compensation. For a calendar year, the amount paid to a Participant by an Employer during the year for wages, salaries, and other amounts received in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to sales representatives, compensation for services on the basis of a percentage of profits, annual incentive payments, overtime and shift differential). Compensation does not include bonuses other than annual incentive payments, stock options, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation or welfare benefits (whether or not includible in gross income). Compensation also includes “Elective Contributions” made by the Employer on the Employee’s behalf. Elective Contributions are amounts excludible from the Employee’s gross income under Code Section 402(e)(3) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan), Code Section 403(b) (relating to a tax-sheltered annuity), Code Section 132(f)(4) (relating to a qualified transportation fringe benefit plan) and “deemed compensation” under Code Section 125 pursuant to Revenue Ruling 2002-27.
     Any reference in this Plan to Compensation is a reference to the definition in this Section 1.12, unless the Plan reference specifies a modification to this definition. The Company will take into account only Compensation actually paid for the relevant period.
          B. Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual

Compensation of each Employee taken into account under the Plan shall not exceed the “Compensation Limitation” under Code Section 401(a)(17) in effect for the applicable Determination Period as defined herein. Effective January 1, 2008, the Compensation Limitation is $230,000, and is subject to cost of living adjustments in future years in accordance with Code Section 401(a)(17)(B) and applicable statutory changes. Any such cost of living adjustment or statutory change in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation Limitation set forth in this provision.
          C. Compensation — Payments After Severance from Employment. Compensation shall not include payments made to a Participant after the Participant’s Severance from Employment, except that the following amounts shall be treated as Compensation if paid by the later of 2 1/2 months after Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment:
               (i) A payment of regular compensation for services during the Participant’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, annual incentive payments, or other similar payments and the payment would have been paid to the Participant prior to a Severance from Employment if the Participant had continued in employment with an Employer.
               (ii) Amounts described in the following sentence if those amounts would have been included in the definition of Compensation if they were paid prior to the employee’s Severance from Employment. A payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued or a payment received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the employer and only to the extent that the payment is includible in the Participant’s gross income.
          D. Compensation — Special Rules. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation (for purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees), the Employer may elect to include as Compensation all Elective Contributions made by the Employer on behalf of Employees. The Employer’s election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether Subsection A includes Elective Contributions in the general definition of Compensation applicable to the Plan.

     Section 1.13 DEC Account. The portion of a Participant’s account credited with amounts attributable to qualified deductible employee contributions made pursuant to Code Section 219(e) in Plan Years prior to 1987.
     Section 1.14 Disability. A physical or mental condition that has qualified the Employee for benefits under the Employer’s long-term disability plan or for Social Security benefits. The Plan considers a Participant disabled on the earlier of the date that the Participant has satisfied the requirements for disability benefits under the applicable long-term disability plan or the requirements for disability benefits under Social Security. If the Participant is not eligible for long-term disability benefits, the Participant shall be considered disabled upon qualifying for Social Security disability benefits. A Participant shall be disabled only so long as he continues to qualify for Social Security disability benefits or long-term disability benefits under an Employer’s long-term disability plan. Any Disability must arise while the Participant is employed by an Employer to qualify under this provision.
     Section 1.15 Discretionary Account. The portion of a Participant’s Account credited with Discretionary Contributions under Section 3.09 and adjustments relating thereto.
     Section 1.16 Effective Date. January 1, 2008, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein.
     Section 1.17 Eligible Employee. Any Employee other than (a) an Employee who may be excluded from participation pursuant to Code Section 410(b)(3) as a nonresident alien, (b) an Employee covered by a collective bargaining agreement recognized as such under applicable federal labor law and which does not expressly provide for participation in the Plan by Employees covered thereunder, (c) an Employee who is (i) a resident of Puerto Rico, (ii) working in Puerto Rico, (iii) paid on the payroll of a Puerto Rico location of the Company or a Related Employer, and (iv) eligible to participate in the Thermo Fisher Scientific International Inc. 401(k) Retirement Plan for Employees of Puerto Rico, or (d) an Employee who is eligible (or would be eligible upon satisfaction of service and/or age criteria) for another Code Section 401(k) plan maintained by an Employer. Notwithstanding the foregoing, an employee who is covered by a collective bargaining agreement between a union and an employer may be an eligible employee in accordance with the provisions of Schedule I. An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II.
     Section 1.18 Employee. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code) as a common law employee (or who would be receiving such remuneration except for an authorized leave of absence). The term shall not include any individual providing services to an Employer as a consultant, independent contractor or Leased Employee deemed to be an employee of any employer described in the previous sentence, as provided in Sections 414(n) and (o) of the Code. An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible

Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.
     Section 1.19 Employer(s). The Company and any Related Employer that is organized in the United States; provided, however, that if an entity that is organized within the United States becomes a Related Employer after December 31, 2007 by reason of merger or other acquisition, such entity shall not be treated as an Employer until such time as the Company determines that such entity shall be treated as an Employer. Whenever the terms of this Plan authorize the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or by the Committee for the Plan in accordance with its procedures under Section 9.03 hereof.
     Section 1.20 ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.
     Section 1.21 Former Participant. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.
     Section 1.22 Highly Compensated Employee. Any Employee who:
          A. at any time during the current Plan Year or the preceding Plan Year was a five percent (5%) owner of the Employer as defined in Code Section 416(i); or
          B. for the preceding Plan Year:
               (i) received more than $105,000 in annual Compensation from the Employer (or such higher amount as adjusted pursuant to Section 414(q)(1) of the Code); and
               (ii) was in the top 20% of Employees when ranked on the basis of Compensation for the prior Plan Year.
     Highly Compensated Employees include highly compensated former Employees. A former Employee will be treated as a Highly Compensated Employee if such Employee separated from Service (or was deemed to have separated) prior to the current or preceding Plan Year, performs no Service during such Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday, in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.
     For purposes of this Section, “Compensation” means Compensation as defined in Section 1.12; and Related Employers to the Employer shall be treated as a single employer with the Employer. The determination of who is Highly Compensated shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations promulgated thereunder.

     Section 1.23 Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.
     Section 1.24 Investment Manager. A person or organization who is appointed under Section 9.06 to direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.
     Section 1.25 Matching Account. The portion of a Participant’s Account credited with Matching Contributions pursuant to Sections 3.05, and adjustments relating thereto. A Participant’s Matching Account may include one or more subaccounts.
     Section 1.26 Nonforfeitable. A Participant’s or Beneficiary’s unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant’s Account.
     Section 1.27 Nonforfeitable Account Balance. The aggregate value of the Participant’s vested Account balances derived from Employer and Employee contributions (including Transfer Contributions), whether vested before or upon death.
     Section 1.28 Non-highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.
     Section 1.29 Normal Retirement Age. The attainment of age 65.
     Section 1.30 Participant. An Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee, as directed by the Company, has fully distributed the vested amount in his Account to him.
     Section 1.31 Plan. The plan designated as the Thermo Fisher Scientific Inc. 401(k) Retirement Plan as set forth herein or in any amendments hereto.
     Section 1.32 Plan Administrator. Thermo Fisher Scientific Inc. or the person(s) or entity appointed by Thermo Fisher Scientific Inc. to serve as Plan Administrator.
     Section 1.33 Plan Year. The calendar year commencing on January 1 and ending on December 31.
     Section 1.34 Qualified Matching Contribution Account. The portion of a Participant’s Account credited with Qualified Matching Contributions under Section 3.04, and adjustments relating thereto.

     Section 1.35 Qualified Non-elective Contribution Account. The portion of a Participant’s Account credited with Qualified Non-elective Contributions under Section 3.07, and adjustments relating thereto.
     Section 1.36 Related Employers. A controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and (o)). If the Employer is a member of a group of Related Employers, the term “Employer” includes the Related Employers for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b), determining Years of Service and Breaks in Service under Article IV, applying the limitations described in Schedule II, applying the Top Heavy rules and the minimum benefit requirements of Article X, the definitions of Employee, Highly Compensated Employee, Compensation, Leased Employee, and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.19 may contribute to the Plan, and only an Employee employed by an Employer described in Section 1.19 is eligible to participate in this Plan.
     Section 1.37 Required Beginning Date. For purposes of Article V, for any Participant who is not a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2, or the calendar year in which the Participant retires. For any Participant who is a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 immediately following the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant has retired.
     Section 1.38 Retirement Contribution Account. The portion of a Participant’s Account credited with “Retirement Contributions” as designated contributions under the Plan from January 1, 1994 to June 30, 1997.
     Section 1.39 Rollover Account. The portion of a Participant’s Account credited with Rollover Contributions under Section 3.12, and adjustments relating thereto.
     Section 1.40 Service and Break in Service Definitions.
          A. Absence from Service. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness, or layoff. Notwithstanding the foregoing, an absence due to an “Authorized Leave of Absence” shall not constitute an Absence from Service.
          B. Authorized Leave of Absence. An Authorized Leave of Absence shall mean:
               (i) a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable federal laws and regulations permit service credit to be given for such leave of absence;

               (ii) a leave of absence due to service in the Armed Forces of the United States to the extent required by Code Section 414(u); or
               (iii) a leave of absence authorized under the Family and Medical Leave Act, but only to the extent that such Act requires that service credit be given for such period.
          C. Break in Service. Each 12 consecutive months in the period commencing on the earlier of (i) the date on which the Employee quits, is discharged, retires or dies, or (ii) the first anniversary of the first day of any Absence from Service, and ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee’s Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Committee shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.
          D. Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.
          E. Hour of Service. Hour of Service shall mean:
               (i) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Committee shall credit Hours of Service under this subparagraph (i) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;
               (ii) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Committee shall credit Hours of Service under this subparagraph (ii) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and
               (iii) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Committee shall not credit more than 501 Hours of Service under this subparagraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Committee shall credit Hours of Service under this subparagraph (iii) in accordance with the rules of paragraphs (b) and

(c) of Labor Reg. § 2530.200b-2, which the Plan by this reference specifically incorporates in full within this subparagraph (iii).
     The Committee shall not credit an Hour of Service under more than one of the subparagraphs. Furthermore, if the Committee is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee’s Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term “Plan Year” wherever the latter term appears in this Section. The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.
     Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.
     Solely for purposes of determining whether an Employee whose Service is determined under the Hours of Service method incurs a Break in Service under any provision of this Plan, the Committee shall credit Hours of Service during an Employee’s unpaid absence period due to maternity or paternity leave. The Committee shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The Committee shall credit Hours of Service that the Employee would receive if he were paid during the absence period, or if the Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of eight hours per pay during the absence period. The Committee shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent a Break in Service. The Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his or her absence period begins, the Committee shall credit these Hours of Service to the immediately following computation period.
          F. Period of Service. The period of Service commencing on an Employee’s Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Employee’s Severance from Service Date. Notwithstanding anything else to the contrary, a Period of Service will include (i) any Period of Severance resulting from a quit, discharge, or retirement if within 12 months of his Severance from Service Date, the Employee is credited with an Hour of Service for the performance of duties for the Employer, (ii) any Period of Severance if the Employee quits, is discharged, or retires during an Absence from Service of less than 12 months and is then credited with an Hour of Service within 12 months of the date on which the Absence from Service began, and (iii) any other period of Service as defined in subsection J below.

          G. Period of Severance. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.
          H. Re-employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.
          I. Severance from Employment. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or any Related Employers that maintain the Plan; provided, however, that for the purposes of the definition of Compensation, Severance from Employment shall be defined as set forth in § 1.415(a)-1(f)(5) of the Treasury Regulations.
          J. Service. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with reasonable and uniform standards and policies adopted by the Plan Administrator, which standards and policies shall be consistently observed. For purposes of counting an Employee’s Service, the Plan shall treat an Employee’s Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee’s Period of Service prior to the date his employer became a Related Employer if such Service is granted in accordance with the requirements of Code Section 401(a)(4) and the regulations thereunder. For all Plan purposes, the Plan shall treat the following periods as Service:
               (i) any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.42B; and
               (ii) any other absence during which the Participant continues to receive his regular Compensation.
          K. Severance from Service Date. The earlier of (i) the date on which an Employee quits, is discharged, retires, or dies, or (ii) the first anniversary of the first date of any Absence from Service.
          L. Year of Service. Each one-year Period of Service. Unless otherwise provided in this Plan, Periods of Service which are less than a year shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days equal a whole year.
     Section 1.41 Spouse. The lawful spouse of the Participant as determined under the law of the state where the Participant resides at the date of determination.
     Section 1.42 Transition Account. That portion of a Participant’s Account credited with Transition Contributions under Section 3.10, and adjustments relating thereto.
     Section 1.43 Transfer Account. That portion of a Participant’s Account credited with Transfer Contributions under Section 3.14, and adjustments relating thereto.

     Section 1.44 Treasury Regulations. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.
     Section 1.45 Trust. The Trust known as the Trust Agreement Between T. Rowe Price Trust Company and Thermo Fisher Scientific Inc. and maintained in accordance with the terms of the trust agreement, as from time to time amended, between Thermo Fisher Scientific Inc. and the Trustee.
     Section 1.46 Trust Fund. All property of every kind held or acquired by the Trustee under the Trust agreement other than incidental benefit insurance contracts.
     Section 1.47 Trustee. T. Rowe Price Trust Company or such other entity or person(s) that subsequently may be appointed by Thermo Fisher Scientific Inc.
     Section 1.48 Valuation Date. Each day on which the New York Stock Exchange is open for trading.
     Section 1.49 Terms Defined Elsewhere.

Absence from Service	Section 1.40A
Actual Contribution Percentage	Schedule II.04A(ii)
Actual Deferral Percentage	Schedule II.01A(i)
After-Tax Contribution	Section 3.02B
Aggregate Limit	Schedule II.04A(i)
Annual Additions	Schedule II.07A
Annuity Starting Date	Section 5.02B
Authorized Leave of Absence	Section 1.40B
Before-Tax Contribution	Section 3.02A
Break in Service	Section 1.40C
Cash-out Distribution	Section 5.02A
Catch-Up Contribution	Section 3.02C
Claimant	Section 8.09
Company	Schedule II.07B
Compensation	Section 10.04C and Schedule II.07C
Compensation Limitation	Section 1.12B
Contribution Percentage	Schedule II.04A(iii)
Contribution Percentage Amounts	Schedule II.04A(iv)
Defined Benefit Plan	Schedule II.07D
Defined Contribution Plan	Schedule II.07E
Determination Date	Section 10.04G
Determination Period	Section 1.12B
Designated Beneficiary	Section 5.07B(i)
Direct Rollover	Section 6.09B(iv)
Discretionary Contributions	Section 3.08
Distributee	Section 6.09B(iii)
Distribution Calendar Year	Section 5.07B(ii)
Elective Contributions	Section 1.12A

Elective Deferrals	Schedule II.03A(i)
Eligible Participant	Schedule II.04A(v)
Eligible Retirement Plan	Section 6.09B(ii)
Eligible Rollover Distribution	Section 6.09B(i)
Employer	Section 10.04F
Employment Commencement Date	Section 1.40D
Excess Aggregate Contributions	Schedule II.04A(vi)
Excess Before-Tax Contributions	Schedule II.01A(ii)
Excess Elective Deferrals	Schedule II.03A(ii)
Forfeiture Break in Service	Section 4.02
Gap Period	Schedule II.02A, Schedule II.03D and Schedule II.05A
Hour of Service	Section 1.40E
Investment Funds	Section 7.05
Key Employee	Section 10.04(A)
Life Expectancy	Section 5.07B(iii)
Limitation Year	Schedule II.07F
Matching Contribution	Section 3.05 and Schedule II.04A(vii)
Maximum Permissible Amount	Schedule II.07G
Non-Key Employee	Section 10.04B
Normal Retirement	Section 1.29
Pension Plans	Section 3.10A(i)
Period of Service	Section 1.40F
Period of Severance	Section 1.40G
Permissive Aggregation Group	Section 10.04E
Qualified Matching Contributions	Section 3.04B
Qualified Non-elective Contributions	Section 3.07
Re-employment Commencement Date	Section 1.40H
Required Aggregation Group	Section 10.04D
Retirement Contributions	Section 1.38
Retirement Plan	Section 3.10A(ii)
RMD Account Balance	Section 5.07B(iv)
Rollover Contributions	Section 3.12
Service	Section 1.40J
Severance from Employment	Section 1.40I
Severance from Service Date	Section 1.40K
Special Contributions	Section 3.08
Top Heavy	Section 10.03
Transfer Contributions	Section 3.12
Transition Contributions	Section 3.10
Valuation Calendar Year	Section 5.07B(iv)
Year of Service	Section 1.40L
ARTICLE II
ELIGIBILITY AND PARTICIPATION
     Section 2.01 Eligibility.

          A. In General. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Legacy Thermo Plan or a Legacy Fisher Plan on the day before the Effective Date of this restated Plan shall continue as a Participant in this Plan as restated. Any other Eligible Employee who is employed by the Employer on and after January 1, 2008, shall become a Participant upon such Employee’s date of hire.
          B. Before-Tax Contributions. As soon as administratively practicable, the Company shall notify each Employee who is eligible to open a Before-Tax Contributions Account and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee may enroll as a Participant in the Before-Tax Contributions Account portion of the Plan at any time and as soon as administratively practicable on or after his date of hire, by properly completing the enrollment procedures established at the time by the Company, or by following such other reasonable procedures as the Company may implement. The Company may establish rules and procedures governing the time and manner in which enrollments shall be processed.
          C. Matching Contributions. Except as indicated on an applicable Schedule, a Participant shall be eligible to receive Matching Contributions as soon as administratively practicable on or after his enrollment in the Before-Tax Contributions Account portion of the Plan.
     Section 2.02 Participation Upon Re-Employment. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer.
     Section 2.03 Transfers Between Classes Of Employees. For purposes of eligibility, in the case of an Employee who transfers from a class of Employees whose employment status is ineligible for participation in the Plan (e.g., collectively bargained employees who are ineligible to participate) to an eligible class of employment, such Employee shall become an Eligible Employee immediately eligible to participate in the Plan. In the case of an Eligible Employee who transfers to an ineligible employment status, such Employee shall cease to be an Eligible Employee under this Plan but shall remain a Former Participant under the Plan until such time as participation is terminated.
ARTICLE III
CONTRIBUTIONS
     Section 3.01 Individual Accounts. An Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for “After-Tax Contributions,” “Before-Tax Contributions,” “Catch-Up Contributions,” “Non-Safe Harbor Matching Contributions,” “Safe Harbor Matching Contributions,” “Discretionary Contributions,” “Special Contributions,” and “Transition Contributions,” as defined below and any other types of contributions, as identified herein. If a Participant has made a “Rollover Contribution” or “Transfer Contribution,” as defined below, or if the Employer elects to make “Qualified Non-elective Contributions” or “Qualified Matching Contributions,” as defined below, separate subaccounts shall be established for such contributions. A subaccount may be subdivided to account for contributions made during a specified time period. Furthermore, if a Participant re-enters the Plan subsequent to a “Forfeiture Break in Service” (as defined in Section 4.02), a separate Account shall be maintained for the Participant’s pre-Forfeiture Break in Service Account and a separate Account for his post-Forfeiture Break in Service Account, unless the Participant’s entire Account under the Plan is 100% Nonforfeitable. Allocations shall be made to the Accounts of the Participants in accordance with the provisions of Section 9.14. The Company may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 9.14. The Company shall ensure that records are maintained for all Account allocations and related recordkeeping activities.
     Section 3.02 Participant Contributions.
          A. Before-Tax Contributions. For any Plan Year, each Participant may elect to defer to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage of not less than one percent but not more than the lesser of $15,500 (or such larger dollar amount as the Commissioner of the Internal Revenue may prescribe in accordance with Code Section 402(g)(5)) or 50% of his Compensation for such Plan Year. A Participant’s Compensation for a Plan Year shall be reduced by the amount of the deferral affirmatively elected by the Participant for such Plan Year. Such amount shall be known as the Participant’s “Before-Tax Contribution.” To the extent that a Participant has elected to defer an amount that exceeds the limit under Code Section 402(g)(5), taking into account only Compensation up to the Section 401(a)(17)(B) limit, such excess amount shall be treated as an After-Tax Contribution.
          B. After-Tax Contributions. No After-Tax Contributions may be made for any Plan Year beginning after December 31, 2007 except as provided in Schedule I.
          C. Catch-Up Contributions. For any Plan Year, each Participant who has or will attain at least age 50 by the end of such Plan Year and who is making Before-Tax Contributions to the Plan calculated to reach the maximum limit allowed by the Plan may defer an additional amount of his Compensation for such Plan Year, which amount shall not exceed $5,000 (or such larger dollar amount as prescribed in Code Section 414(v)). Such amount shall be known as the Participant’s “Catch-Up Contribution.” Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions. No Matching Contributions shall be contributed with respect to any Catch-Up Contributions elected or deemed to have been made by a Participant.
     Section 3.03 Changes and Suspensions of Before-Tax Contributions and Catch-Up Contributions. A Participant may change the rate of Before-Tax Contributions and/or Catch-Up Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant’s Before-Tax Contributions and/or Catch-Up Contributions, by communicating such rate change in accordance with uniform rules and procedures established by the Company regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the

Company in accordance with its uniform rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Before-Tax Contributions and/or Catch-Up Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Company, which rules and procedures may be changed from time to time.
     Section 3.04 Matching and Qualified Matching Contributions.
          A. In General. For each Plan Year, the Employer may contribute to each eligible Participant’s Account a “Matching Contribution” in an amount determined by the Employer from time to time in its discretion, except as provided in Schedule I. The amount or rate of the Matching Contribution shall be announced to Participants and other Eligible Employees, and suspended or changed on a prospective basis only. The Employer shall not make a Matching Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant’s Maximum Permissible Amount as described in Schedule II.
          B. Qualified Matching Contributions. If the Employer so elects, the Employer may also make Matching Contributions to the Plan which are “Qualified Matching Contributions.” Qualified Matching Contributions shall mean Matching Contributions that are at all times Nonforfeitable and subject to the distribution requirements of Section 401(k) of the Code when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some or all of the existing Matching Contributions can be designated as fully vested and subject to the distribution restrictions, in order to satisfy these rules.
     Section 3.05 Matching Contribution Allocation and Accrual Of Benefit. Only Participants who have made Before-Tax Contributions during the Plan Year and who have satisfied the eligibility requirements set forth in Section 2.01C. shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.05. In all cases, the allocation of Matching Contributions or Qualified Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Before-Tax Contributions being matched. Although Matching Contributions may be contributed periodically throughout the Plan Year, the allocation applicable to any Participant shall be adjusted as necessary to attain the appropriate allocation rate for the Plan Year as a whole. No Matching Contributions shall be made, however, with respect to “Catch-Up Contributions” or “Excess Before-Tax Contributions.”
     Matching Contributions shall become Nonforfeitable in accordance with Section 4.01 of the Plan. In any event, Matching Contributions shall be fully vested and Nonforfeitable at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 4.03 of the Plan.
     Section 3.06 Voluntary Employee Nondeductible Contributions. Participants shall not be permitted to make voluntary employee nondeductible contributions.

     Section 3.07 Qualified Non-Elective Contributions. If it so elects, the Employer may make “Qualified Non-elective Contributions” under the Plan on behalf of all Participants or all Participants who are Non-highly Compensated Employees in order to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test. For purposes of this Article III, Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Before-Tax Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to Participants’ Accounts in the same proportion that each Participant’s Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable).
     Section 3.08 Discretionary Contributions and Special Contributions. For each Plan Year, the Employer may contribute to the Trust amounts determined in its discretion based on profitability or other relevant factors. Such contributions will be in the form of “Discretionary Contributions,” or “Special Contributions.” Subject to the provisions of Schedule III, the amount contributed in any year may vary, in the Employer’s discretion. The Employer shall not make a contribution to the Trust for any taxable year to the extent the contribution would exceed the maximum deduction limitations under Code Section 404. All contributions are conditioned on their deductibility under the Code.
     Section 3.09 Discretionary and Special Contribution Allocation.
          A. Discretionary Contributions. Subject to Article X and any restoration allocation required under Section 4.05, a Discretionary Contribution made pursuant to Section 3.08 shall be allocated among each eligible Participant’s Account, in the group of Participants for whom the Discretionary Contribution was made, in the ratio that each such Participant’s total Compensation for the Plan Year bears to the total Compensation of all such Participants for that Plan Year.
          B. Special Contributions. As an alternative or in addition to making Discretionary Contributions and allocating them in the manner described above, and subject to Article X and any restoration allocation described in Section 4.05, a Special Contribution made pursuant to Section 3.09 shall be allocated among each eligible Participant’s Account, in the group of Participants for whom the Special Contribution was made. Special Contributions, if any, shall be allocated as a uniform dollar amount to each such Participant.
          C. Allocation of Contribution. The Company shall determine the allocation of a Participant’s contributions on the basis of the Plan Year. In allocating a Discretionary Contribution or Special Contribution to a Participant’s Account, the Company, subject to Section 10.01, shall take into account only Compensation paid to the Employee during the portion of the Plan Year during which the Employee was a Participant. Notwithstanding any other provision to the contrary, a Discretionary Contribution or Special Contribution shall not be allocated to a Participant’s Account to the extent the contribution would exceed the Participant’s “Maximum Permissible Amount” as described in Schedule II.

     Section 3.10 Transition Contributions.
          A. Eligibility for Transition Contribution. The Employer shall make a “Transition Contribution” to the Account of a Participant who:
               (i) was a Participant in the Apogent Retirement Security Plan (the “Apogent Plan”) who was eligible to receive accruals under the Apogent Plan on March 31, 2006 and affirmatively elected to cease accruals under the Apogent Plan as of March 31, 2006.
               (ii) was a Participant in the Fisher Scientific International Inc. Retirement Plan (the “Retirement Plan”): (A) who was eligible to receive accruals under the Retirement Plan on December 31, 2005 and ceased accruals under the Retirement Plan as of December 31, 2005 or (B) is covered by a collective bargaining agreement with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local 560, Morris Plains, New Jersey.
               (iii) was covered by a collective bargaining agreement (A) with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union #4-417 (formerly the PACE Local #1-417 and OCAW #8-417) ratified to cease accruals under the Retirement Plan effective as of March 31, 2006 or (B) with the United Brotherhood of Carpenters and Joiners – Arkansas Regional Council, Local #1225 ratified to cease accruals under the Retirement Plan effective as of April 21, 2006.
               (iv) was a Participant in the Pension Plan for Employees of Chase Scientific Glass, Inc. (the “Chase Plan”) who (A) was eligible to receive accruals under the Chase Plan on March 31, 2006 and affirmatively elected to cease accruals under the Chase Plan as of March 31, 2006 or (B) was receiving accruals under the Chase Plan that were ceased as of June 30, 2007.
          B. Amount and Allocation of Transition Contribution. The Transition Contribution shall be allocated to the Account of an eligible Participant for each Plan Year in the amount of 2.5% of such Participant’s Compensation for such Plan Year for Participants described in Subsection (A)(i) and (iii) and 0.5% of such Participant’s Compensation for Participants described in Subsection (A)(ii) and (iv). The Employer shall not make a Transition Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant’s “Maximum Permissible Amount” described in Schedule II.
     Section 3.11 Time of Payment of Contribution. The Employer must make its contribution which Participants have elected to defer under Section 3.02A. as soon as such amounts may reasonably be segregated from the Employer’s general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant’s Compensation, or such later time as may be permitted by regulations under ERISA and Section 401(k) of the Code. The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6). The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest.

     Section 3.12 Rollover and Transfer Contributions. The Trustee is authorized to accept on behalf of an Employee, and hold as part of the Trust Fund, assets from another plan qualified under Section 401(a) provided that such transfer satisfies any procedures or other requirements established by the Company. The Trustee shall also accept and hold as part of the Trust Fund assets transferred from any other plan qualified under Section 401(a) of the Code in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 12.06 hereof as shall be directed by the Company. In addition, the Trustee shall also accept “rollover” amounts contributed directly by or on behalf of an Employee in accordance with procedures and rules established by the Company in respect of a distribution made to or on behalf of such Employee from another plan qualified under Code Section 401(a) pursuant to Section 12.06 hereof. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as “Transfer Contributions” if such amounts are subject to the special distribution rules for a qualified joint and survivor annuity described in Code Section 411(a)(11) and as “Rollover Contributions” if not subject to such rules.
     Rollover Contributions must conform to rules and procedures established by the Company, including rules designed to assure the Company that the funds so transferred qualify as a Rollover Contribution under the Code. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Company and Trustee must treat the Employee as a Participant for all purposes of the Plan, except that the Employee is not a Participant for purposes of making After-Tax Contributions or Before-Tax Contributions or sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Severance from Employment prior to becoming a Participant, the Trustee, as directed by the Company, will distribute his Rollover Account to him as if it were an Discretionary Account.
     Section 3.13 Allocation of Forfeitures. Subject to any restoration allocation required under Section 4.05, the Company shall allocate and use all or a portion of the amount of a Participant’s benefit forfeited under the Plan either to pay reasonable expenses of the Plan (to the extent not paid by the Employer) or to reduce its Discretionary Contributions, Special Contributions, Matching Contributions and/or other contributions payable under the Plan, for the Plan Year in which the forfeiture occurs or any prior or future Plan Year, as determined by the Company.
     Section 3.14 Return of Contributions. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer’s contribution under this provision more than one year after;
          A. The Employer made the contribution by mistake of fact; or
          B. The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.13 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it.
     Section 3.15 Further Reductions of Contributions. In addition to the reductions and recharacterizations provided for under Schedule II, in any Plan Year in which the Company deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Company may further reduce the amount of Before-Tax Contributions that may be made to a Participant’s Account, or refund such amounts previously contributed.
ARTICLE IV
PARTICIPANT VESTING FOR ACTIVE PARTICIPANTS
     Section 4.01 Vesting. Except as otherwise provided in Schedule I, the interest in the Account of a Participant who is an active Employee as of the Effective Date shall be vested as follows:
          A. After-Tax Account – 100%
          B. Before-Tax Account – 100%
          C. Catch-Up Account – 100%
          D. Matching Account – 100%
          E. Rollover Account – 100%
          F. Transfer Account – 100%
          G. Qualified Matching Contribution Account or Qualified Non-elective Contribution Account – 100%
          H. Discretionary Account and Special Account – 100%
          I. Transition Account for participants in the prior Pension Plans, as defined in Section 3.10A.(i) or (iv) of the Plan – 100%
          J. Transition Account for participants in the prior Retirement Plan, as defined in Section 3.10A.(ii) of the Plan – 100%
     Section 4.02 Included Years of Service – Vesting. For purposes of determining Years of Service under Section 4.01, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a “Forfeiture Break in Service.” The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the nonforfeitable percentage of a Participant’s

Discretionary Account, Special Account, Non-Safe Harbor Matching Account and Transition Account which accrued for his benefit prior to the Forfeiture Break in Service.
     Section 4.03 Forfeiture Occurs. A Participant’s forfeiture, if any, of his Discretionary Account, Special Account, Non-Safe Harbor Matching Account and Transition Account shall occur under the Plan:
          A. As of the Accounting Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service, or, if earlier and if applicable,
          B. On the date the Participant receives (or is deemed to receive) a “Cash-out Distribution,” as defined in Section 4.04, of the Nonforfeitable percentage of his Discretionary Account, Special Account, Non-Safe Harbor Matching Account and Transition Account as a result of his termination of participation in the Plan in accordance with Section 4.04 below.
     The Company shall determine the percentage of a Participant’s Discretionary Account, Special Account, Non-Safe Harbor Matching Account and Transition Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting schedule of Section 4.01 or as provided in Schedule V, if applicable. A Participant shall not forfeit any portion of his Discretionary Account, Special Account, Non-Safe Harbor Matching Account or Transition Account for any other reason or cause except as expressly provided by this Section 4.03.
     Section 4.04 Cash-Out Distributions to Partially-Vested Participants. If, pursuant to Article V, a partially-vested Participant receives a “Cash-out Distribution” before he incurs a Forfeiture Break in Service, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant’s Account balance derived from Employer contributions. A partially-vested Participant is a Participant whose Nonforfeitable percentage determined under Section 4.01 is less than 100%. A Cash-out Distribution is a distribution of the entire present value of the Participant’s Nonforfeitable Account Balance.
     A “deemed” Cash-out Distribution rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account balance is entirely forfeitable at the time of his Severance from Employment. If the Participant’s Account is not entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Severance from Employment, the Company will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the date of the Participant’s Severance from Employment. If the Participant’s Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Severance from Employment, the Company will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Severance from Employment. For purposes of applying the restoration provisions of Section 4.05, the Company will treat the 0% vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.
     Section 4.05 Restoration of Forfeited Portion of Account. A Participant who is re-employed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received, if the Company must restore his Account under the requirements of this Section 4.05.
          A. Restoration and Conditions upon Restoration. Subject to the conditions of this subsection, if the Participant makes the Cash-out Distribution repayment, the Company shall restore his Account attributable to Employer contributions to the same dollar amount as the dollar amount of such portion of his Account on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-out Distribution (or deemed Cash-out Distribution), unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Notwithstanding such repayment, the Company shall not restore a re-employed Participant’s Account under the immediately preceding sentence if:
               (i) The Participant’s Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or
               (ii) The Participant incurred a Forfeiture Break in Service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive Breaks in Service commencing after the Cash-out Distribution.
          B. Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant’s Account applies, the Company shall restore the Participant’s Account as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant’s Account, the Company, to the extent necessary, shall allocate to the Participant’s Account:
               (i) First, the amount, if any, of Participant forfeitures the Company would otherwise allocate under Section 3.13; and
               (ii) Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.
     To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Company to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of Section 3.10, such additional amount as is necessary to enable the Company to make the required restoration. The Company shall not take into account the allocation(s) under this Section 4.05 in applying the limitation on allocations described in Schedule II.
          C. Segregated Account for Repaid Amount. Until the Company restores the Participant’s Account, the Trustee shall, at the direction of the Company or the Committee, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee, as directed by the Company or the Committee, shall invest the amount in a “Qualified Default Investment Alternative” (as defined for purposes of Section 404(c)(5) of ERISA. Until commingled with the balance of the Trust Fund on the date the Company restores the Participant’s Account, the Participant’s segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs.

ARTICLE V
TIME AND METHOD OF PAYMENT OF BENEFITS
     Section 5.01 Retirement. Upon termination of a Participant’s employment for any reason after attaining Normal Retirement Age, payment of the Participant’s Account shall commence to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of this Article V, as soon as administratively practicable but not later than 60 days after the close of the Plan Year in which the Participant’s employment terminates unless the Participant elects otherwise. The form of payment shall be the same as for other distributions, as set forth in Sections 5.02 and 5.04 and any applicable Schedule. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions.
     Section 5.02 Distribution Upon Severance from Employment Prior to Normal Retirement Age. Upon a Participant’s Severance from Employment prior to attaining Normal Retirement Age (for any reason other than death), payment shall commence to the Participant of the value of his Nonforfeitable Account Balance as provided in this Section. The following rules and definitions shall apply to any such distribution:
          A. “Cash-out Distribution.” A Cash-out Distribution is a lump sum distribution of the Participant’s Nonforfeitable Account Balance.
          B. Consent. The Participant must consent to the distribution including the form of the distribution if the Participant’s Nonforfeitable Account Balance on the date the distribution commences exceeds $1,000. Furthermore, the Participant’s Spouse must consent in writing to the distribution if the qualified joint and survivor annuity provisions of Code Section 401(a)(11) apply to the distribution.
     The consent of the Participant, and the Participant’s Spouse, if applicable, shall be obtained in writing within the 180-day period ending on the “Annuity Starting Date.” The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Nonforfeitable Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided.
     Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Code Section 417, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or the surviving Spouse) before the Participant attains, or would have attained if not deceased, Normal Retirement Age.
          C. Time of Distribution of Account Balance. Upon Severance from Employment, other than for death, before Normal Retirement Age, the Participant’s Account balance shall be distributed as follows:
               (i) If the Participant’s Nonforfeitable Account Balance on the date the distribution commences is less than $1,000, the Trustee, as directed by the Company, shall pay such Nonforfeitable Account Balance in the form of a single, lump sum distribution as soon as administratively practicable after the Participant’s Severance from Employment.
               (ii) If the Participant’s Nonforfeitable Account Balance on the date the distribution commences is greater than $1,000, such distribution shall be deferred until the Participant (and his Spouse, if required) consents to the distribution.
     Section 5.03 Other Rules Governing the Time of Payment of Benefits.
          A. Minimum Legal Distribution Requirements. Unless the Participant elects otherwise, the Participant’s Nonforfeitable Account Balance shall be distributed not later than 60 days after the close of the Plan Year in which the later of the following events occurs:
               (i) The date the Participant attains Normal Retirement Age; or
               (ii) The date the Participant dies, becomes disabled, or otherwise terminates Service (employment) with the Employer.
     In no event shall the distribution commence nor shall the Participant elect to have distribution commence, later than the Required Beginning Date. Furthermore, once distributions have begun to a Five-percent Owner, they must continue to be distributed, even if the Participant ceases to be a Five-percent Owner in a subsequent year.
          B. In no event shall the payment commence later than the time prescribed by this Article V. The Company shall make its determinations under this Article V in a nondiscriminatory, consistent and uniform manner. The Participant (and, if applicable, the Participant’s Spouse) shall be provided with the appropriate form to consent to the distribution direction, if required.
     Section 5.04 Form of Payment. A Participant shall receive payment of his Nonforfeitable Account Balance based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested as:
          A. in a single lump sum; or
          B. subject to Section 5.07, in monthly, quarterly, semi-annual, or annual installments over a period not to exceed twenty years, or if less, over a period not exceeding the

Participant’s life expectancy or the joint life expectancy of the Participant and his designated Beneficiary.
     All distributions shall be made in cash, except that the Participant may elect to receive in kind any common stock of the Company credited to his Account on said Valuation Date. The preceding sentence shall not apply to distributions made pursuant to Section 5.02(c)(i).
     No distribution shall be made in the form of a life annuity unless the amounts to be distributed were transferred to this Plan in a trustee-to-trustee distribution from a plan that was subject to Section 412 of the Code.
     Section 5.05 Special Rule for Installment Payments. A Participant who has elected installment payments pursuant to Section 5.04 may change such election after the initial election by written notice to the Company not less than fifteen (15) days prior to the distribution of any monthly, quarterly, semi-annual, or annual installment.
     Section 5.06 Revised Required Minimum Distributions.
          A. Effective Dates. The provisions of this Section 5.06 will apply for purposes of determining the required minimum distributions for calendar years beginning on or after January 1, 2003.
          B. Definitions. For purposes of this Section 5.06, the following definitions shall apply:
               (i) “Designated Beneficiary” is the individual who is designated as the Beneficiary under Plan Section 1.05 and is the Designated Beneficiary under Code Section 401(a)(9) and § 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.
               (ii) “Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
               (iii) “Life Expectancy” is a beneficiary’s life expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9 of the Treasury Regulations.
               (iv) “RMD Account Balance” is the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
          C. Time and Manner of Distribution.
               (i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
               (ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     1. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
     2. If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     3. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     4. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection C.(ii) other than sub-paragraph 1., will apply as if the surviving Spouse were the Participant.
     For purposes of this Section 5.06C. and Sections 5.06G. and H., unless Subsection 4. above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 4. applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 1. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 1.), the date distributions are considered to begin is the date distributions actually commence.

          D. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.06E., 5.06F., 5.06G. and 5.06H. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with Code Section 401(a)(9) and the Treasury Regulations.
          E. Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
               (i) the quotient obtained by dividing the RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
               (ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations § 1.401(a)(9)-9, using the Participant’s and the Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
          F. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection F. beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
          G. Death On or After Date Distributions Begin.
               (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
               1. The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
               2. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
               3. If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
              (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          H. Death Before Date Distributions Begin.
               (i) Participant Survived by Designated Beneficiary. Except as provided herein, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection G.
               (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 5.06C.(ii)1, this Section will apply as if the surviving Spouse were the Participant.
          I. General Rules.
               (i) Precedence. The requirements of this Section 5.06 will supersede any contrary provisions of the Plan.
               (ii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.06 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
               (iii) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.06, distributions may be made under a designation made before

January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).
               (iv) If a Participant’s benefit is to be distributed over (I) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s Beneficiary, or (II) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s Account balance as of the last Valuation Date preceding the Distribution Calendar Year by the applicable life expectancy.
               (v) The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant’s Account balance as of the last Valuation Date preceding the Distribution Calendar Year by the lesser of (I) the applicable life expectancy, or (II) if the Participant’s Spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of § 1.401(a)(9)-2 of proposed Treasury Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection G above as the relevant divisor without regard to Proposed Regulations § 1.401(a)(9)-2.
               (vi) The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.
               (vii) The Company may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Company may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse Beneficiary in a manner that takes into account any adjustment to a life expectancy other than the Participant’s life expectancy. The Company shall use the life expectancy multiples under Treasury Regulations § 1.72-9 for purposes of applying this Section.
     Section 5.07 Designation of Beneficiary. A Participant may, from time to time, designate a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee, as directed by the Company, shall pay his Account in the event of his death. A married Participant’s Beneficiary designation shall not be valid unless the Participant’s Spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation. A married Participant’s Beneficiary designation does not require spousal consent if the Participant’s Spouse is the Participant’s designated Beneficiary or if it is established to the satisfaction of the Company that there is no spouse or that the spouse cannot be located. The Company shall prescribe the form, which may be in electronic format, for the written designation of Beneficiary and, upon the Participant’s filing the form with the Company, the Participant shall effectively revoke all designations filed prior to that date by the same Participant.

     Section 5.08 Failure of Beneficiary Designation. If a Participant fails to name a Beneficiary in accordance with Section 5.07, or if the Beneficiary named by a Participant predeceases him, then the Trustee, at the direction of the Company, shall pay the Participant’s Account to the Participant’s surviving Spouse, if any, and if there is no surviving Spouse, to the Participant’s estate.
     If the Beneficiary survives the Participant but dies before complete distribution of the Participant’s Account, the remaining portion of the Participant’s Account shall be paid in a lump sum or a non-spousal rollover pursuant to Section 6.11 to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Company or the Plan Administrator shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section.
     Section 5.09 Special Rules for Transfer Accounts. Notwithstanding any provision of this Article V to the contrary, with respect to any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions) to the extent that such terms and conditions must be preserved in order to comply with Code Section 411(d)(6), the Plan shall, upon the written request of the Participant (in the case of optional forms of benefit), distribute or make available such Transfer Contributions at such times and in such manner as may be so required.
     Section 5.10 Distributions Under Domestic Relations Orders. Nothing contained in this Plan shall prevent the Trustee, as directed by the Company, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. Nothing in this Section gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section 5.10 give the alternate payee the right to receive a form of payment not permitted under the Plan.
     The Company shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Company promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Company shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Company shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Labor Regulations.

     If the Company determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Trustee, as directed by the Company, shall distribute the separate account in accordance with the order. If the Company does not make its determination of the qualified status of the order within the above-described 18-month period, the Trustee, as directed by the Company, shall distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Company later determines the order is a qualified domestic relations order.
     The Trustee shall make any payment or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).
     Section 5.11 Re-Employment of Participants Receiving Payments. In the event that a Participant who is receiving installment payments is re-employed by the Company, such installment payments shall cease until the Participant’s Severance from Employment.
     Section 5.12 Lost Participant or Beneficiary. The Account of a Participant shall be forfeited if the Company, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The amount of the forfeiture shall reduce the Employer’s contributions, as elected by the Employer. However, any such forfeited Account will be reinstated and become payable if a claim is made by the Participant or Beneficiary for such Account. The Company may prescribe uniform and non-discriminatory rules for carrying out this provision.
     Section 5.13 Facility of Payment. If any person entitled to receive any amount under the provisions of this Plan is determined to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Company may, in its discretion, direct the Trustee to take any one or more of the following actions:
          A. To apply such amount directly for the comfort, support and maintenance of such person;
          B. To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;
          C. To pay such amount to any person selected by the Company to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Company may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Company’s choice.
     Section 5.14 No Distribution Prior to Severance From Employment, Death or Disability. Except as provided below, Before-Tax Contributions, Qualified Non-elective Contributions, Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such

Participant’s or Beneficiary’s election, earlier than upon Severance from Employment, death or Disability.
     Such amounts may also be distributed upon:
          A. Termination of the Plan without the establishment of another defined contribution plan, as defined in the Code and applicable Treasury Regulations.
          B. The hardship of the Participant, as described in Section 6.04 herein.
          C. The attainment by the Participant of age 59 1/2, as described in Section 6.07 herein.
          D. A Participant’s Severance from Employment.
     Section 5.15 Written Instruction Not Required. Any elections made or distributions processed under this Article V may be accomplished through telephonic, electronic or similar instructions in accordance with the rules and procedures established by the Company, to the extent they are consistent with the requirements of the Code and ERISA.
ARTICLE VI
WITHDRAWALS; DIRECT ROLLOVERS AND WITHHOLDING; LOANS
     Section 6.01 General Rules. This Article provides the rules that apply to a Participant’s request for a withdrawal from the Plan while the Participant is employed by an Employer. Withdrawals must be made first under Section 6.02 followed by withdrawals under Section 6.03 and 6.04, in that order. Notwithstanding the foregoing, a Participant may request a withdrawal under Section 6.05, 6.07, or 6.08 without first requesting withdrawals under Sections 6.02 through 6.04. The minimum amount of any such withdrawal shall be $1,000.
     Section 6.02 Pre-1987 After-Tax Contribution Withdrawals. Upon application, a Participant may elect to withdraw his After-Tax Contributions contributed to the Plan prior to January 1, 1987. A withdrawal under this section shall be made first from unmatched After-Tax Contributions before matched After-Tax Contributions are withdrawn.
     Section 6.03 In-Service Withdrawals.
          A. In General. Upon application, a Participant may withdraw amounts from the Plan in the following order:
               (i) Earnings on After-Tax Contributions made before 1987; and
               (ii) Unmatched After-Tax Contributions made after 1986 plus earnings thereon.
          B. Participants with Account Balances On or Before July 31, 2004. If a Participant’s Account prior to July 31, 2004 contained matched After-Tax Contributions and/or vested Matching Contributions, such Participant may elect to receive an in-service withdrawal of such amounts (credited prior to July 31, 2004) in accordance with the following conditions:
               (i) A Participant may make withdrawals from the Plan in the following order:
          1. Matched After-Tax Contributions made after 1986 and earnings thereon; and
          2. vested Matching Contributions and earnings thereon.
               (ii) Matched After-Tax Contributions and vested Matching Contributions contributed on and after August 1, 2004 shall not be available for in-service withdrawal.
     Section 6.04 Hardship Withdrawals. Subject to the restrictions set forth in Section 5.14 upon application, a Participant may withdraw all or a portion of his vested Before-Tax Contributions including earnings thereon (but excluding all earnings credited thereto after December 31, 1988) if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.
          A. Distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of an immediate and heavy financial need of the Participant:
               (i) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
               (ii) Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);
               (iii) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure of a mortgage on that residence;
               (iv) Payment of the tuition and related educational fees, including room and board for the next 12 months of post-secondary education for the Participant, his Spouse, his children or dependents (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B));
               (v) Payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent as defined in Section 152 of the Code without regard to Section 152(d)(1)(B);
               (vi) Payments to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

               (vii) Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.
          B. A distribution will be considered to be necessary to relieve an immediate and heavy financial need of the Participant only if:
               (i) The Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need;
               (ii) All plans maintained by the Employer provide that the Participant’s Before-Tax Contributions or other Participant contributions will be suspended for 6 months after the receipt of the hardship distribution (which this Plan hereby so provides);
               (iii) The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and
               (iv) The need cannot be satisfied through reimbursement, compensation by insurance, liquidation of the Participant’s assets or the cessation of Before-Tax Contributions and/or After-Tax Contributions.
          C. For purposes of Subsection (B), the phrase “plans maintained by the Employer” means (i) all qualified and non-qualified plans of deferred compensation maintained by the Employer, including a cash or deferred arrangement that is part of a cafeteria plan under Section 125 of the Code and (ii) a stock option or stock purchase or similar plan maintained by the Employer, but excluding the mandatory contribution portion of a defined benefit plan or a health and welfare plan (including one that is part of a cafeteria plan).
          D. A participant is not required to take any action to relieve an immediate and heavy financial need if the effect of such action would be to increase the amount of the need.
          E. A Participant making an application under this Section 6.04 shall have the burden of presenting to the Company documentary evidence of such need, and the Company shall not permit withdrawal under this Section without first receiving such documentary evidence. If a Participant’s application for a hardship withdrawal is approved, the Trustee shall make payment of the approved amount of the hardship withdrawal to the Participant.
     Section 6.05 Special Withdrawal Rules Applicable to Rollover Contributions. A Participant who maintains a Rollover Account in the Plan may elect to make withdrawals from his Rollover Account. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Company or in such other manner as permitted by the Company. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Company may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

     Section 6.06 Special Withdrawal Rules Applicable to Transfer Accounts. Notwithstanding any other Plan provision to the contrary, if the Internal Revenue Service requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant federal law to be enforceable, and which compels the distribution of a Participant’s Plan interest, the Company will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.
     Section 6.07 Withdrawals Upon Attainment of Age 59 1/2. A Participant who has attained age 59 1/2 may elect to make withdrawals from the Nonforfeitable portion of his Account in the Plan that is not subject to the restrictions set forth in Section 5.15. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Company or in such other manner as permitted by the Company. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Company may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.
     Section 6.08 Withdrawals From DEC Account. A Participant who maintains a DEC Account under the Plan may elect to make withdrawals from his DEC Account. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Company or in such other manner as permitted by the Company. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Company may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.
     Section 6.09 Direct Rollover and Withholding Rules.
          A. In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.
          B. Definitions.
               (i) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation); and (d) any hardship distribution received on and after January 1, 1999 (limited to hardship amounts described in Code Sections 401(k)(2)(B)(i)(IV)).
               (ii) Notwithstanding the foregoing, any portion of a distribution that consists of After-Tax Contributions which are not includible in gross income may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) or a qualified trust described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.
               (iii) “Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) and an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and which accepts the Distributee’s Eligible Rollover Distribution. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
               (iv) “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.
               (v) “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
     Section 6.10 Loans to Participants. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section.
          A. General Rules. The Company shall establish the procedures a Participant must follow to request a loan from his Nonforfeitable Account Balance under the Plan. Loans shall be made available to all Participants or Former Participants who are parties in interest with respect to the Plan (as defined in Section 3(14) of ERISA) on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants who are not parties in interest with respect to the Plan.
          B. In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Affiliate, exceed the lesser of (i) or (ii), below:
               (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or
               (ii) One-half of the value of the vested portion of the Participant’s Account. For purposes of this Section, the value of a Participant’s Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Trustee.
     The minimum amount of any loan shall be $1,000. Any loan in excess of $1,000 shall be made in multiples of $100 only.
          C. Term of Loan. The term of any loan shall be determined by mutual agreement between the Company and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five (5) years. The term of any loan which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant shall not exceed 30 years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Company.
          D. Security. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant’s Nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.
          E. Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Committee commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Participant loans under this Section will be considered the directed investment of the Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant-borrower. Notwithstanding the foregoing sentence, the Company will reduce the interest rate of an outstanding Participant loan to 6% during a period of qualified military leave as defined in Code Section 414(u)(5), to the extent required by the Soldiers’ and Sailors’ Civil Relief Act of 1940.
          F. Repayment Terms.

               (i) Generally. The terms and conditions of each loan shall be determined by mutual agreement between the Company and the Participant. The Company shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. In the event a Participant (or his Beneficiary or Spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant’s Account, the Trustee, as directed by the Company, may deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or Spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him.
               (ii) Suspension of Loan Payments During Qualified Military Leave. Loan payments shall be suspended during a period of “qualified military service,” as defined in Code Section 414(u)(5). The duration of such period of service shall not be taken into account in determining the maximum permissible term of the loan under Code Section 72(p) and the regulations promulgated thereunder. Following the Participant’s timely re-employment after a period of qualified military service, loan payments shall resume at an amount no less than required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the “latest permissible term of the loan” (defined as latest date permitted under Code Section 72(p)(2)(B) plus the period of suspension due to such military service.)
          G. Restrictions on Loans. The Plan may restrict the maximum number of loans that a Participant may have outstanding. However, if a Participant in a plan which subsequently merges into this Plan has additional loans outstanding under such merging plan at the date of merger, such Participant may, in accordance with the terms of such loans, continue to have additional loans without violating this provision.
          H. Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.
          I. Default. Failure to make a payment within 90 days of the date payment is due will generally constitute a default, unless loan procedures and applicable law do not so require. Upon default (or, to the extent prohibited by law or by the terms of the Plan until a distributable event occurs, upon such event) the Plan Administrator will deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Participant’s Account. The Company may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.
          J. Procedure. The Company will establish nondiscriminatory policies and procedures to administer Participant loans.

          K. Repayment. Loan repayment shall be by payroll deduction except in such circumstances as the Company shall determine, on a uniform and nondiscriminatory basis, to permit repayment by coupon.
     Section 6.11 Nonspousal Rollovers. A Distributee who is a designated Beneficiary (as defined in Section 401(a)(9)(E) of the Code) of a deceased Participant and who is not the deceased Participant’s surviving Spouse (a “nonspousal beneficiary”) may elect, at the time and in the manner prescribed by the Company, to have any amount payable to him paid directly in a direct rollover. The amount to be distributed in the direct rollover must satisfy all of the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant’s Spouse and must be paid in a direct trustee-to-trustee transfer to an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code that is established for the purposes of receiving the distribution on behalf of the nonspousal Beneficiary.
ARTICLE VII
EMPLOYER ADMINISTRATIVE PROVISIONS
     Section 7.01 Establishment of Trust. The Company shall execute a Trust agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust agreement is terminated. The Company may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust agreement.
     Section 7.02 Information to Company. Each Employer shall supply current information to the Benefits Department as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service, and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Company considers necessary. The Employer’s records as to the current information that the Employer furnishes to the Company shall be conclusive as to all persons.
     Section 7.03 No Liability. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of any Company or the Trustee.
     Section 7.04 Indemnity of Committee. Each Employer indemnifies and saves harmless the members of each Committee, and each of them individually, from and against any and all loss (including reasonable attorneys’ fees and costs of defense) resulting from liability to which a Committee, or the members of a Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.04 shall not relieve any Committee member from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA.

Furthermore, the Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.04, provided the letter agreement must be consistent with and shall not violate ERISA.
     Section 7.05 Investment Funds. The Committee shall establish certain investment funds (the “Investment Funds”), rules governing the administration of the Investment Funds, and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as directed, free from any limitations imposed by state law on investments of trust funds and without distinction between income and principal, in any investment approved by the Committee. The Committee reserves the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.
     Each Investment Fund shall be established by the Trustee at the direction or with the concurrence of the Committee. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust agreement.
ARTICLE VIII
PARTICIPANT ADMINISTRATIVE PROVISIONS
     Section 8.01 Personal Data to Company. Each Participant and each Beneficiary of a deceased Participant must furnish to the Company such evidence, data or information as the Company considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Company, provided the Company shall advise each Participant of the effect of his failure to comply with its request.
     Section 8.02 Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Company, from time to time, in writing, or otherwise notify the Company (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Company, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.
     Section 8.03 Assignment or Alienation. Except as provided under a qualified domestic relations order, as defined in Code Section 414(p), or certain court orders or judgments issued after August 5, 1997, as defined in Section 401(a)(13)(C) and (D) of the Code, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, the Trustee shall not recognize any such anticipation, assignment or alienation, nor shall a benefit under the Plan be subject to attachment, garnishment, levy, execution or other legal or equitable process.
     Section 8.04 Notice of Change In Terms. The Company, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.
     Section 8.05 Participant Direction of Investment. The Committee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Committee reserves the right to change the investment options available under the Plan and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Committee to implement Participant investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Company in its discretion.
     Each Participant shall, in accordance with procedures established by the Committee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Company may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Committee or the Company, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, “on-line” or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.
     The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder.
     Notwithstanding any provision to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.
     Section 8.06 Change of Investment Designations. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Company.

     Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Company.
     Notwithstanding the foregoing to the contrary, the Company may, in its sole discretion and where the terms of any relevant investment contract, regulated investment companies or pooled or group trusts so require, or where ERISA fiduciary obligations and considerations so merit, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.
     Section 8.07 Litigation Against the Plan. If any legal action filed against the Company as Plan Administrator, or any Committee, or against any member or members of any Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee, as directed by the Company or the Committee, shall reimburse itself, the Company or any Committee, or any member or members of any Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.
     Section 8.08 Appeal Procedure for Denial of Benefits. The Employer shall provide adequate notice in writing to any Participant or to any Beneficiary (the “Claimant”) whose claim for benefits under the Plan has been denied. The Employer’s notice to the Claimant shall set forth:
          A. The specific reason for the denial;
          B. Specific references to pertinent Plan provisions on which the denial is based;
          C. A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;
          D. That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Company within 60 days after receipt of the notice of denial of benefits. The notice must further advise the Claimant that his failure to appeal the action to the Company in writing within the 60-day period will render the determination final, binding and conclusive; and
          E. An explanation that, if an adverse determination is made on review, the Claimant has the right to bring civil action under Section 502(a) of ERISA.
     If the Claimant appeals to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative shall be provided, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the Claimant’s claim for benefits. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within 60 days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.
     The Company’s notice of denial of benefits shall identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his appeal.
     Section 8.09 Claims Involving Benefits Related to Disability. Notwithstanding the provisions of this Section 8.09, the Company and Committee shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Disability or benefits related to Disability, including, but not limited to:
          A. The Company shall advise a Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Company determines that due to matters beyond control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Company shall notify the Claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period, if before the end of the original extension, the Company determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.
          B. Claimants shall be provided at least 180 days following receipt of benefit denial in which to appeal such adverse determination.
          C. The Committee shall review the Claimant’s appeal and notify the Claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the Claimant’s request for review. Should the Committee determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Committee shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.
     Section 8.10 Use of Alternative Media. The Committee (or, in the absence of a Committee, the Company) may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code, ERISA and applicable regulations.
ARTICLE IX
ADMINISTRATION OF THE PLAN
     Section 9.01 Identity of Named Fiduciaries. The Company and the Committee will be the Named Fiduciaries under the Plan and will control and manage the Plan and its assets to the extent and in the manner indicated in this Plan. Any responsibility assigned to a Named

Fiduciary will not be deemed to be a duty of a “Fiduciary” (as that term is defined in ERISA) solely by reason of such an assignment.
     Section 9.02 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employers shall have the sole responsibility for making the contributions provided for under Article III. The Company shall have the authority to appoint and remove the Trustee and members of the Committee, and to amend or terminate, in whole or in part, this Plan or the Trust. The Company shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the “Plan Administrator” and the named fiduciary. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article IX and such further powers and duties as hereinafter may be delegated by the Committee. The duties of the Trustee shall be pursuant to the terms of the Trust agreement between Thermo Fisher Scientific Inc. and the Trustee. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
     Section 9.03 Appointment of Committee. One or more committees consisting of at least two or more persons shall be appointed by and serve at the pleasure of the Compensation Committee of the Board to assist in the administration of the Plan. In the event of any vacancies on any Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as set forth in detail throughout the Plan. All usual and reasonable expenses of a Committee may be paid in whole or in part by the Committee, and any expenses not paid by the Committee shall be paid by the Trustee, as directed by the Committee, out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee. As currently constituted, the Management Pension Committee has been designated as the Committee by the Compensation Committee of the Board.
     Section 9.04 Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Company, or the Trustee, as appropriate and the Committee shall report its activities at least annually to the Compensation Committee of the Board. A Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Company and the Trustee, shall not be responsible for any such action or failure to act.
     Section 9.05 Records and Reports. The Company (or the Committee if so designated by the Company) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant’s Service, Account balances and the percentage of such Account balances that are Nonforfeitable under the Plan, notifications to Participants, annual registration with the Internal Revenue Service, and annual reports to the Department of Labor.
     Section 9.06 Other Committee Powers and Duties. The Committees shall have the authority delegated to it by the Compensation Committee, including without limitation the following:
          A. To amend the Plan as it deems necessary or appropriate, provided that the Committee shall not make or approve any amendment that will involve an estimated annual cost (determined at the time of the amendment) in excess of $5,000,000, unless such amendment is required to comply with the provisions of the Code or ERISA, or any other applicable law or the terms of any applicable collective bargaining agreement;
          B. To appoint one or more Trustees and to enter into trust, custodial and other agreements;
          C. To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account, and the Nonforfeitable percentage of each Participant’s Account;
          D. To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;
          E. To construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents, documents related to the Plan’s operation, and findings of fact;
          F. To direct the Trustee with respect to the crediting and distribution of the Trust;
          G. To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;
          H. To furnish the Company with information that the Company may require for tax or other purposes;
          I. To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

          J. To delegate duties to the Company or such other persons as the Committee shall determine;
          K. To engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control, to enter into investment management agreements with such managers upon such terms and conditions as the Committee may deem appropriate, and to promulgate investment guidelines under such agreements; and
          L. As permitted by the Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service (“IRS”), as in effect from time to time, (i) to voluntarily correct any Plan qualification failure, including, but not limited to, failures involving Plan operation, impermissible discrimination in favor of highly compensated employees, the specific terms of the Plan document, or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure.
     Section 9.07 Rules and Decisions. A Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of any Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, a Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company, or the Trustee.
     Section 9.08 Application and Forms for Benefits. The Committee may require a Participant or Beneficiary to complete and file with the Company and/or the Trustee an application for a benefit and all other forms approved by the Company, and to furnish all pertinent information requested by the Company and Trustee. The Company and Trustee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.
     Section 9.09 Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.
     Section 9.10 Funding Policy. The Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee or its delegate shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan’s short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.
     Section 9.11 Fiduciary Duties. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:

          A. For the exclusive purpose of providing benefits to the Participants and their Beneficiaries;
          B. With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;
          C. To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
          D. In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.
     Section 9.12 Allocation or Delegation of Duties and Responsibilities. In furtherance of their duties and responsibilities under the Plan, the Board or a designated Committee may, subject always to the requirements of Section 9.11:
          A. Employ agents to carry out nonfiduciary responsibilities;
          B. Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);
          C. Consult with counsel, who may be of counsel to the Company; and
          D. Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) between the members of the Board, in the case of the Board, and among the members of any Committee, in the case of any Committee.
     Section 9.13 Procedure for the Allocation or Delegation of Fiduciary Duties. Any action described in subsections B or D of Section 9.12 may be taken by a Committee or the Board only in accordance with the following procedure:
          A. Such action shall be taken by a majority of the Committee or by the Board, as the case may be, in a resolution approved by a majority of such Committee or by a majority of the Board.
          B. The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee’s or the Board’s proceedings.
          C. Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in subsections A and B of this Section 9.13.

     Section 9.14 Value of Participant’s Account. The value of each Participant’s Account shall be based on its fair market value on the appropriate Valuation Date. Periodically, on a frequency determined by the Company, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.
     Section 9.15 Individual Statement. Each Participant shall be provided a statement at least once each calendar quarter that reflects the condition of the Participant’s (or Beneficiary of a deceased Participant) Account in the Trust and that provides such other information as ERISA requires be furnished to the Participant or Beneficiary. No Participant, except a member of an appropriate Committee and its designees, shall have the right to inspect the records reflecting the Account of any other Participant.
     Section 9.16 Fees and Expenses from Fund. The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Company and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or, as directed by the Company, by the Company, a Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer pays the expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Company as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant’s Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.
ARTICLE X
TOP HEAVY RULES
     Section 10.01 Minimum Employer Contribution. If this Plan is “Top Heavy,” as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article X) of three percent of Compensation for each “Non-Key Employee,” as defined below, who is a Participant employed by the Employer on the Accounting Date of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Before-Tax Contributions under Section 3.02A, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee’s contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.
     If the contribution rate for the “Key Employee,” as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to

Social Security) and forfeitures allocated to the Participant’s Account for the Plan Year divided by his “Compensation,” as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Company shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Company shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.
     Notwithstanding the preceding provisions of this Section 10.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees.
     The minimum Employer contribution required (to the extent required to be Nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).
     Section 10.02 Additional Contribution. If the contribution rate (excluding Before-Tax Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 10.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching Contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The additional contribution shall be allocated to the Account of a Non-Key Employee for whom the Employer makes the contribution.
     Section 10.03 Determination of Top Heavy Status. The Plan is “Top Heavy” for a Plan Year if the Top Heavy ratio as of the “Determination Date” exceeds sixty percent (60%). The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, contributions due as of the Determination Date and distributions made for any purpose within the one-year period ending on the Determination Date shall be included. In addition, distributions made within the five-year period ending on the Determination Date shall be included if such distributions were made for reasons other than upon Severance from Employment, death or Disability (e.g., in-service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Top Heavy ratio shall be calculated by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one-year period ending on the Determination Date in such calculation. The Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, shall be calculated in accordance with Code Section 416 and the Treasury Regulations thereunder.
     If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Top Heavy ratio shall be calculated in the same manner as required by the first paragraph of this Section 10.03, taking into account all plans within the Aggregation Group. To the extent distributions to a Participant must be taken into account, the Company shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group, shall be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the accrued benefits or Accounts in the aggregated plan shall be valued as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Top Heavy ratio shall be valued with reference to the Determination Dates that fall within the same calendar year.
     The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
     Section 10.04 Definitions. For purposes of applying the provisions of this Article X.
          A. “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Company having annual Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Company. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations under that Code Section.
          B. “Non-Key Employee” means an Employee who does not meet the definition of Key Employee.
          C. “Compensation” means the first $230,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 401(a)(17)) of Compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee’s gross income under Section 125, “deemed compensation” under Code Section 125 pursuant to

Revenue Ruling 2002-27, Section 132(f)(4), Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.
          D. “Required Aggregation Group” means:
               (i) Each qualified plan of the Company in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and
               (ii) Any other qualified plan of the Company that enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.
     The Required Aggregation Group includes any plan of the Employer which was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.
          E. “Permissive Aggregation Group” means the Required Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.
          F. “Employer” means all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, ownership interests in more than one member of a related group shall not be aggregated to determine whether an individual is a Key Employee because of his ownership interest in the Employer.
          G. “Determination Date” for any Plan Year means the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.
ARTICLE XI
MISCELLANEOUS
     Section 11.01 Evidence. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Any Committee, the Company and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.
     Section 11.02 No Responsibility for Employer Action. Neither the Trustee nor any Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or any Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor any Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer shall be by its Board, by the Compensation Committee of the Board, or by its designee.
     Section 11.03 Fiduciaries Not Insurers. The Trustee, the Committee(s), the Plan Administrator and the Company in no way guarantee the Trust Fund from loss or depreciation. The Company does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of any Committee and the Trustee, acting pursuant to the terms of the Trust agreement, to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.
     Section 11.04 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.
     Section 11.05 Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Company, its successors and assigns, and upon the Trustee, any Committee, the Plan Administrator and their successors.
     Section 11.06 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.
     Section 11.07 Headings. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.
     Section 11.08 State Law. Delaware law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Delaware law.
     Section 11.09 Employment Not Guaranteed. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.
ARTICLE XII
EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
     Section 12.01 Exclusive Benefit. Except as provided under Article III, the Company shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Company, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.
     Section 12.02 Amendment By Employer. The Company shall have the right at any time and from time to time:
          A. To amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and
          B. To amend this agreement in any other manner.
     However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Company; and the Company shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or any Committee without the written consent of the affected Plan Administrator or the affected member of such Committee. Furthermore, no amendment shall decrease a Participant’s Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6) with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).
     The Company shall make all amendments in writing. Such amendment authority shall be exercised only by action of the Board, except that the Committee, by a written instrument duly executed by a majority of its members, may make (a) any amendment that may be necessary or desirable to ensure the continued qualification of the Plan and its related trust under the Code or which may be necessary to comply with the requirements of ERISA, or any regulations or interpretations issued by the Department of Labor or the Internal Revenue Service with respect to the requirements of ERISA or the Code; (b) any amendment that is required by the provisions of a collective bargaining agreement between an Employer and its employees; and (c) any other amendment that will not involve an estimated annual cost under the Plan (determined at the time of the amendment in a manner consistent with the requirements of ERISA) in excess of $5,000,000. No such amendment shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by the Committee or any authorized officer of the Company.
     Section 12.03 Amendment to Vesting Provisions. Although the Company reserves the right to amend the vesting provisions at any time, an amended vesting schedule shall not be applied to reduce the Nonforfeitable percentage of any Participant’s Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.
     If the Company makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Company may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of (a) the Company’s adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The authorized Company, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 12.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 12.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee’s rights to his Employer-derived Account.
     Section 12.04 Discontinuance. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Company (acting through the Committee) shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:
          A. The date terminated by action of the Company;
          B. The date the Company shall be judicially declared bankrupt or insolvent; or
          C. The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Company under this Plan.
     Section 12.05 Full Vesting on Termination. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant’s right to his Account shall be 100% Nonforfeitable.
     Section 12.06 Merger, Direct Transfer and Elective Transfer. The Company shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Company and the Committee possess the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.
     If permitted by the Company or the Committee in its discretion, the Trustee, as directed by the Company or the Committee, may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility condition(s). If the Company or the Committee directs the Trustee to accept such a direct transfer of plan assets, the Employee shall be treated as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee, as directed by the Company, accepted the transfer in order to reflect the value of the transferred assets.
     If directed by the Company, the Trustee may consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer. The Company is responsible for determining that such transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee, as directed by the Company, accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets.
     A transfer is an elective transfer if: (a) the transfer satisfies the first paragraph of this Section 12.06; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; (h) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.
     If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions continue to apply to those transferred elective contributions.
     Section 12.07 Termination. Upon termination of the Plan, the distribution provisions of Article IV and Article V shall remain operative, except that:

          A. If the present value of the Participant’s Nonforfeitable Account does not exceed $1,000, the Company will distribute the Participant’s Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and
          B. If the present value of the Participant’s Nonforfeitable Account exceeds $1,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Articles IV and V, may elect to commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.
     The Trust shall continue until the Trustee, after written direction from the Company, has distributed all of the benefits under the Plan. To liquidate the Trust, the Company will, to the extent required, purchase a deferred annuity contract for each Participant which protects the Participant’s distribution rights under the Plan, if the Participant’s Nonforfeitable Account exceeds $1,000, and the Participant does not elect an immediate distribution pursuant to this Section 12.07. Upon termination of the Plan, the amount, if any, in a suspense account under Schedule II shall revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion.
     The Company has executed this Plan on the date set forth below.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Kenneth J. Apicerno

Its:	Vice President

Date:	December 28, 2007

SCHEDULE I
PARTICIPATING EMPLOYERS
AND PARTICIPATING UNION EMPLOYEES
     Section I.01 PARTICIPATING UNION EMPLOYEES. Members of the following collective bargaining units are eligible to participate in the Plan. All provisions of the Plan shall be applicable to members of said collective bargaining units except as listed below:
1.	United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, #4-417 (formerly the Oil, Chemical and Atomic Workers International Union, Local 8-417), Fairlawn, New Jersey
•	Members are not eligible to receive Matching Contributions until the completion of one Year of Service. The Matching Contribution is 100% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 1% of Compensation. In no event shall the Matching Contribution exceed 1% of a member’s Compensation.

•	The Transition Contribution is 20% vested after completion of one Year of Service. Vesting increases 20% per additional Year of Service until full vesting occurs after completion of five Years of Service.
2.	International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local 560, Morris Plains, New Jersey
•	Members are immediately eligible to receive Matching Contributions. The Matching Contribution is 100% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 6% of Compensation. In no event shall the Matching Contribution exceed 6% of a member’s Compensation.

•	The Transition Contribution is fully vested.
3.	International Brotherhood of Electrical Workers, Local No. 704, AFL-CIO
•	Members are not eligible to receive Matching Contributions until the completion of one Year of Service. The Matching Contribution is 50% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 6% of Compensation. In no event shall the Matching Contribution exceed 3% of a member’s Compensation.
4.	United Brotherhood of Carpenters and Joiners, Arkansas Regional Council, Local 1225, AFL-CIO, Mountain Home, Arkansas
•	Participants are not eligible to receive Matching Contributions until the first day of the calendar month next following the completion of one Year of Service. The Matching Contribution is 100% of a member’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 3% of Compensation and 50% of a member’s Before-Tax

Contributions to the extent such Before-Tax Contributions exceed 3% but do not exceed 5% of the Participant’s Compensation. In no event shall the Matching Contribution exceed 4% of a member’s Compensation.
•	The Transition Contribution is 20% vested after completion of one Year of Service. Vesting increases 20% per additional Year of Service until full vesting occurs after completion of five Years of Service.

•	Members are permitted to make After-Tax Contributions up to 50% of Compensation. The total amount of Before-Tax Contributions and After-Tax Contributions shall not exceed fifty percent (50%) of Compensation. If a Participant has elected to make Before-Tax Contributions and such contributions cease due to the Code Section 402(g) limit, any amount in excess of that limit, taking into account only Compensation up to the Code Section 401(a)(17) limit, will be treated as an After-Tax Contribution.
     Section I.02 PARTICIPATING EMPLOYERS. All provisions of the Plan shall be applicable to Participants employed by participating Employers except as follows:
•	The Matching Contribution for a Participant who is eligible to participate in the Thermo Forma Retirement Plan is 50% of such Participant’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 3% of Compensation and 25% of such Participant’s Before-Tax Contributions to the extent such Before-Tax Contributions exceed 3% but do not exceed 5% of such Participant’s Compensation. In no event shall the Matching Contribution exceed 2% of a member’s Compensation.

•	The Matching Contribution for a Participant who either (i) was a Participant in the Apogent Retirement Security Plan (the “Apogent Plan”): (A) who was eligible to receive accruals under a Pension Plan on March 31, 2006 and (B) affirmatively elected to cease accruals under the Pension Plans as of March 31, 2006 or (ii) is currently receiving accruals under the Apogent Plan is 100% of a Participant’s Before-Tax Contributions to the extent such Before-Tax Contributions do not exceed 3% of Compensation and 50% of a Participant’s Before-Tax Contributions to the extent such Before-Tax Contributions exceed 3% but do not exceed 5% of the Participant’s Compensation. In no event shall the Matching Contribution exceed 4% of a Participant’s Compensation.

SCHEDULE II
LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
     Section II.01 LIMITATIONS APPLICABLE TO BEFORE-TAX CONTRIBUTIONS.
A.	Definitions. For purposes of this Schedule, the following definitions shall apply:
(i)	“Actual Deferral Percentage,” for each Plan Year, means the average of the ratios (calculated separately for each Participant in a specified group) of:
1.	the amount of Before-Tax Contributions actually paid over to the Trust Fund on behalf of each such Participant for such Plan Year, including Excess Before-Tax Contributions, but excluding: (a) Before-Tax Contributions that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Before-Tax Contributions), (b) Catch-Up Contributions, and (c) Before-Tax Contributions made pursuant to Code Section 414(u) by reason of qualified military service, to

2.	the Participant’s Compensation for such Plan Year for the period during which he was a Participant in the Plan.
For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make Before-Tax Contributions shall be treated as a Participant on whose behalf no Before-Tax Contributions are made.
(ii)	“Excess Before-Tax Contributions,” with respect to any Plan Year, means the excess of:
1.	The aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

2.	The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages).
B.	Actual Deferral Percentage Test. In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:

(i)	the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year, as applicable (as set forth in Section II.09), multiplied by 1.25, or

(ii)	the lesser of two percent plus the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in Section II.09) or the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in Section II.09) multiplied by two, the deferral elections of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of subparagraphs (i) or (ii) of this subsection B. Under such reduction, the dollar amount of the Excess Before-Tax Contributions is determined as described in subsection A(ii) above. Next, the Before-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions (not necessarily the Highly Compensated Employee with the highest Actual Deferral Percentage) is reduced to the extent required to equal the maximum deferral dollar amount for Highly Compensated Employees permitted by subparagraphs (i) or (ii) of this subsection B, or to cause such Highly Compensated Employee’s Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions, whichever is less. This process is repeated until the aggregate dollar amount of all Highly Compensated Employee Before-Tax Contributions are reduced to an amount that will cause the dollar amount of the Before-Tax Contributions for all Highly Compensated Employees in the aggregate to equal the dollar amount of Before-Tax Contributions that will cause the average of the Actual Deferral Percentages for the group of Highly Compensated Employees to equal the maximum amount permitted under this Section. Alternatively (or in addition to the reductions set forth above), if the Employer has made any Qualified Matching or Qualified Non-elective Contributions for the Plan Year in question, the Committee may elect to treat all or any part of any such contributions meeting the requirements of Treasury Regulations § 1.401(k)-1(b)(3) as Before-Tax Contributions to the extent necessary to satisfy the Actual Deferral Percentage test of this Section. Any Qualified Matching or Qualified Non-elective Contributions so applied shall not be included in the computation of the Actual Contribution Percentage test requirements of Code Section 401(m) otherwise applicable to such contributions.
C.	Testing Groups. The Actual Deferral Percentage test may be performed separately with respect to those Participants who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.

D.	Code Section 415 Limitation. The Employer shall not make a contribution to the Trust to the extent the contribution would exceed the Participant’s “Maximum Permissible Amount” described in this Schedule II.

E.	Multiple Code Section 401(k) Plans. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Before-Tax Contributions for purposes of the Actual Deferral Percentage test) allocated to his Accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such Before-Tax Contributions (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

F.	Optional Plan Aggregation. In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

G.	Time for Making Contributions. For purposes of determining the Actual Deferral Percentage test, Before-Tax Contributions, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. Before-Tax Contributions must, in any event, be paid over by the Employer to the Trustee by the earlier of the date on which they can reasonably be segregated from the Employer’s general assets or within 15 business days after the end of the calendar month in which the Before-Tax Contributions were withheld from the Participant’s Compensation.

H.	Recordkeeping. The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

I.	Compliance with the Code. The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

     Section II.02 DISTRIBUTION OF EXCESS BEFORE-TAX CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Before-Tax Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Before-Tax Contributions were allocated for the preceding Plan Year. Whenever possible, however, such distributions shall be made within two and one-half months after the end of the Plan Year during which the Excess Before-Tax Contributions occurred. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Before-Tax Contributions attributable to each of such Employees under the methodology described above. Excess Before-Tax Contributions shall be treated as Annual Additions under the Plan.
A.	Determination of Income or Loss. Excess Before-Tax Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Before-Tax Contributions is the income or loss allocable to the Participant’s Before-Tax Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Before-Tax Contributions for the year and the denominator of which is the Participant’s Account balance attributable to Before-Tax Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year. Alternatively, the Company may determine the income or loss allocable to Excess Before-Tax Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

B.	Accounting for Excess Before-Tax Contributions. Excess Before-Tax Contributions shall be distributed from the Participant’s Before-Tax Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant’s Before-Tax Contributions and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Before-Tax Contributions shall be distributed from the Participant’s Qualified Non-elective Contribution Account only to the extent that such Excess Before-Tax Contributions exceed the balance in the Participant’s Before-Tax Account and Qualified Matching Contribution Account.
     Section II.03 DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS.
A.	Definitions.
(i)	“Elective Deferrals” means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a compensation reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any SIMPLE IRA described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a compensation reduction arrangement.
(ii)	“Excess Elective Deferrals” means those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed pursuant to subsection C below.
B.	Prohibition of Deferrals in Excess of Code Section 402(g) Dollar Limitations. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) (as adjusted for increases in the cost-of-living) in effect at the beginning of such taxable year, except to the extent Catch-up Contributions are permitted to be made to the Plan, as described in Code Section 414(v) or such Elective Deferrals are made by reason of a Participant’s qualified military service under Code Section 414(u).

C.	Distribution of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Company on or before March 15 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

D.	Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. Alternatively, the Company may determine the income or loss allocable to Excess Elective Deferrals under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
     Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15 of the calendar year following the Plan Year in which such Excess Elective Deferrals are claimed to have been made.
     Section II.04 LIMITATIONS APPLICABLE TO AFTER-TAX CONTRIBUTIONS AND MATCHING CONTRIBUTIONS.
A.	Definitions. For purposes of this Section, the following definitions shall apply:
(i)	“Actual Contribution Percentage” means the average of the Contribution Percentages of the Eligible Participants in a group.

(ii)	“Contribution Percentage” means the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

(iii)	“Contribution Percentage Amounts” means the sum of the After-Tax Contributions, Non-Safe Harbor Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include the following: (a) Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Before-Tax Contributions, Excess Elective Deferrals, or Excess Aggregate Contributions, (b) Matching Contributions made by reason of an eligible employee’s qualified military service under Code Section 414(u), and (c) disproportionate target Matching Contributions as described in Treas. Reg. § 1.401(m)-2(a)(5)(ii). If it so desires, the Employer may make Qualified Non-elective Contributions designated for inclusion in the Contribution Percentage Amounts. The Employer also may elect to use Before-Tax Contributions in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Before-Tax Contributions are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Before-Tax Contributions that are used to meet the Actual Contribution Percentage test.

(iv)	“Eligible Participant” means any Employee who is eligible to make an After-Tax Contribution or a Before-Tax Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures)

or a Qualified Matching Contribution. If an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee contributions are made.
(v)	“Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of:
1.	The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

2.	The maximum Contribution Amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).
Such determination shall be made after first determining Excess Before-Tax Contributions pursuant to Section II.01. After making such determination, the dollar amount of the Excess Aggregate Contributions shall be determined. The Excess Aggregate Contributions, on a dollar amount basis, shall be allocated to the Account(s) of the Highly Compensated Participant(s) with the highest dollar amount of Contribution Percentage Amounts allocated to his/their Account(s) in a reverse leveling process similar to the one described in Section II.01 applicable to Before-Tax Contributions.
(vi)	“Matching Contribution” means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an After-Tax Contribution made by such Participant, or on account of a Participant’s Before-Tax Contributions under a Plan maintained by the Employer.
B.	Actual Contribution Percentage Test. The Actual Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in this Schedule II) must satisfy one of the following tests:
(i)	The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on this Schedule II) multiplied by 1.25; or

(ii)	The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on this Schedule II) multiplied by two, provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed such Actual Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two percentage points.
C.	Testing Groups. The Actual Contribution Percentage test may be performed separately with respect to those Participants who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.

D.	Aggregation of Contribution Percentage Amounts. For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more Plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

E.	Aggregation of Plans. In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

F.	Allocation of Amounts to Plan Years. For purposes of determining the Actual Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

G.	Recordkeeping. The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

H.	Code Requirements. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.
     Section II.05 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.
A.	Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant’s Matching Account and Qualified Matching Contribution Account (if any, and only to the extent that amounts therein are not used in the Actual Deferral percentage test), and Qualified Non-Elective Contribution Account and Before-Tax Account if any such amounts were used in calculating the Actual Contribution Percentage test, for the Plan Year, multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator of which is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. Alternatively, the Company may determine the income or loss allocable to Excess Aggregate Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

B.	Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer.

C.	Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant’s After-Tax Account, Matching Account, and Qualified Matching Contribution Account (and, if applicable, the Participant’s Qualified Non-elective Contribution Account or Before-Tax Account, or both).
     Section II.06 ALTERNATIVE TO DISTRIBUTION OF EXCESS AMOUNTS. In lieu of distributing Excess Before-Tax Contributions or Excess Aggregate Contributions and to the extent elected by the Employer, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual

Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code, and in accordance this Schedule II of the Plan.
     Section II.07 ANNUAL ADDITIONS — DEFINITIONS. For purposes of Section II.08, the following definitions and rules of interpretation shall apply:
A.	“Annual Additions” means the sum of the following amounts credited to a Participant’s Account for any Limitation Year:
(i)	After-Tax Contributions, Before-Tax Contributions, Matching Contributions, and Qualified Matching Contributions;

(ii)	Discretionary Contributions, Special Contributions, Transition Contributions and Qualified Non-elective Contributions, if any;

(iii)	Forfeitures, if any; and

(iv)	Excess amounts reapplied to reduce Employer contributions under Section II.08.
Except to the extent provided in Treasury Regulations, Annual Additions include any excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Employer.
B.	“Company” means any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) that includes Thermo Fisher Scientific Inc., or any trades or businesses (whether or not incorporated) that are under common control (as defined in Section 414(c) of the Code as modified by Section 415(h)) with Thermo Fisher Scientific Inc., or a member of an affiliated service group (as defined in Code Section 414(m)) that includes Thermo Fisher Scientific Inc., or any other entity required to be aggregated with Thermo Fisher Scientific Inc., pursuant to regulations under Section 414(o) of the Code.

C.	“Compensation” with respect to the Limitation Year, means Compensation as defined in Section 1.12 disregarding any exclusions from Compensation. For purposes of applying the limitations of this Schedule II, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

D.	“Defined Contribution Plan” means a retirement plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants that the Committee may allocate to such Participant’s account. The Committee shall treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Committee shall treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan.

E.	“Limitation Year” means the Plan Year.

F.	“Maximum Permissible Amount” means for a Limitation Year beginning on or after January 1, 2002, the maximum permissible amount with respect to any Participant shall be the lesser of:
(i)	$46,000 (as adjusted in accordance with Code Section 415(d)), or

(ii)	100% of the Participant’s Compensation for the Limitation Year.
If there is a short Limitation Year because of a change in Limitation Year, the Committee will multiply the $46,000 limitation (or larger limitation) by the following fraction:
Number of months in the short Limitation Year
12.
G.	Required Plan Aggregation. For purposes of applying the limitations of Code Sections 415 (c) applicable to a Participant for a particular Limitation Year, all qualified Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.
     Section II.08 ANNUAL ADDITION — LIMITATIONS. The amount of the Annual Addition that may be credited under this Plan to any Participant’s Account as of any allocation date shall not exceed the Maximum Permissible Amount reduced by the sum of any credits of Annual Additions made to the Participant’s Account under all Defined Contribution Plans as of any preceding allocation date within the Limitation Year.
     If an allocation date of this Plan coincides with an allocation date of any other qualified Defined Contribution Plan maintained by the Company, the amount of the Annual Additions that may be credited under this Plan to any Participant’s Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Schedule II multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Section II.08 during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all Defined Contribution Plans without regard to this Schedule II.
     If contributions to this Plan on behalf of a Participant are to be reduced prior to their contribution to the Plan as a result of this Schedule II, such reduction shall be effected by first reducing the amount of any After-Tax Contributions, and then, if necessary, Before-Tax Contributions (along with any corresponding Matching Contributions) on behalf of such Participant, and then, if necessary, by reducing the Discretionary Contributions and/or Transition Contributions that would otherwise have been allocated to a Participant’s Account. If, as a result of either (a) the allocation of forfeitures, or (b) a reasonable error in estimating a Participant’s Compensation, or (c) under the limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in subsections A-D of this Section II.08, the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:
A.	The excess amounts in the Participant’s Account consisting of Before-Tax Contributions and any gains attributable thereto shall be paid to the Participant as soon as administratively feasible. Any amount so distributed shall be disregarded for purposes of complying with the requirements of Code Section 402(g), the Actual Deferral Percentage test of Code Section 401(k)(3) and the Actual Contribution Percentage test of Code Section 401(m)(2).

B.	The excess amounts in the Participant’s Account consisting of Discretionary Contributions, Non-Safe Harbor Matching Contributions or Transition Contributions shall be used to reduce Discretionary Contributions, Matching Contributions or Transition Contributions respectively for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts (subject to the limitations of Code Section 415) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce Discretionary Contributions, Matching Contributions and Transition Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subdivision, except as provided in Section II.08.A, excess amounts may not be distributed to Participants or Former Participants.

C.	In the event of termination of the Plan, the suspense account described above, shall revert to the Company to the extent it may not then be allocated to any Participant’s Account.

D.	Notwithstanding any other provisions in this Schedule II, the Company shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.

E.	If a Participant’s Annual Additions would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.
     Section II.09 ADP/ACP TESTING METHOD. The Plan uses the current year testing method to satisfy the Actual Deferral Percentage and Actual Contribution Percentage Tests.
     Section II.10 QSLOB TESTING PROVISIONS. For any testing year (as defined in Code Section 414(r)) the Company may elect (by filing with the IRS at the time and in the manner prescribed by the IRS) to use qualified separate lines of business (“QSLOB”) in order to satisfy nondiscrimination and/or coverage testing for the Plan.

AMENDMENT NO. 1 TO THE 2006 RESTATEMENT OF THE
THERMO FISHER SCIENTIFIC INC. CHOICE PLAN
     Pursuant to the rights retained by the Employer in Section 15.2 of the 2006 Restatement of the Thermo Fisher Scientific Inc. Choice Plan (the “Plan”), the Employer hereby amends the Plan as follows:
1. Subsection (f) of Section 2.1 is hereby amended to read as follows, effective as of October 1, 1998:
(f) he is not a nonresident alien with no U.S.-source earned income; provided that any nonresident alien with no U.S.-source earned income who made Pretax Contributions to the Plan during the period beginning on January 1, 1998 and ending on September 30, 1998 shall be considered to be an Eligible Employee through December 31, 2007.
2. The second sentence of Section 10.4 is hereby amended to read as follows, effective as of January 1, 2007:
     (a) The amount so forfeited shall be used by the Employer either to pay reasonable expenses of the Plan (to the extent not paid by the Employer) or to reduce its Matching Contributions and/or other contributions payable under the Plan, for the Plan Year in which the forfeiture occurs or any prior or future Plan Year, as determined by the Employer.
Executed on behalf of the Employer this 31 day of Dec., 2007.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Susan Gagne

AMENDMENT NO. 2 TO THE 2006 RESTATEMENT OF THE
THERMO FISHER SCIENTIFIC INC. CHOICE PLAN
     Pursuant to the rights retained by the Employer in Section 15.2 of the 2006 Restatement of the Thermo Fisher Scientific Inc. Choice Plan (the “Plan”), the Employer hereby amends the Plan as follows:
1. Section 12.2 is hereby amended to read as follows, effective as of March 25, 2005:
12.2 Deferral of Distributions. Subject to the provisions of Section 12.5, a Member (or the Beneficiary of a deceased Member) may elect to defer receipt of benefits under the Plan, unless the total Account payable is less than or equal to $ 1,000. In the event that no election is made under Section 12.1, and a Member’s or Beneficiary’s Account is greater than $1,000, a Member’s or Beneficiary’s distribution will be deferred and such Account will be valued pursuant to Article VI. For purposes of this Section 12.2, the value of a Member’s Vested Account balance shall include that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant’s vested Account balance as so determined is $1,000 or less, the Plan shall immediately distribute the participant’s entire vested Account balance.
2. The third sentence of Section 17.6(e)(ii) is amended by deleting the phrase “separation from service” and substituting the phrase “severance from employment” therefor, effective for Plan Years beginning after December 31, 2001.
Executed on behalf of the Employer this 3 day of December, 2008.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Susan Gagne

THIRD AMENDMENT
TO THE
THERMO FISHER SCIENTIFIC INC.
401(K) RETIREMENT PLAN
     WHEREAS, Thermo Fisher Scientific Inc. (the “Company”) established and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “Plan”); and
     WHEREAS, the Pension Committee appointed by the Compensation Committee of the Board of Directors of the Company has the authority pursuant to Section 12.02 of the Plan to adopt any amendment to the plan that will not involve an estimated annual cost under the Plan in excess of $5,000,000; and
     WHEREAS, the Pension Committee desires to amend the Plan to extend the Transition Contribution to certain Employees of whose benefit accruals under the Company’s Retirement Plan were frozen as of March 31, 2008; and
     WHEREAS, the Pension Committee has determined that the following amendment will not involve an estimated annual cost under the Plan in excess of $5,000,000.
     NOW, THEREFORE, be it resolved as follows:
     RESOLVED, that the Plan shall be amended effective as of April 1, 2008 as follows:
1. Section 3.10 of the Plan is hereby amended to read as follows:
“Section 3.10 Transition Contributions.
     A. Eligibility for Transition Contribution. The Employer shall make a “Transition Contribution” to the Account of a Participant who:
          (i) who is employed at the Employer’s facility in Dubuque, Iowa and was a participant in the Apogent Retirement Security Plan (after December 31, 2007, the Apogent Component of the Fisher Scientific International Inc. Retirement Plan)(the “Apogent Plan”) or affirmatively elected to cease accruals under the Apogent Plan as of March 31, 2006.
          (ii) was hired on or after January 1, 2006 at the Employer’s facility in Dubuque, Iowa.
          (iii) who is employed at the Employer’s facilities in Rochester, NY, Portsmouth, NH or Rockwood, TN and was a participant in the Apogent Plan or affirmatively elected to cease accruals under the Apogent Plan as of March 31, 2006.
          (iv) was a Participant in the Fisher Scientific International Inc. Retirement Plan (the “Retirement Plan”)who (A) was eligible to receive accruals under the Retirement Plan on December 31, 2005 and ceased accruals under the Retirement Plan as of December 31, 2005 or (B) is covered by a collective bargaining agreement with the International Brotherhood of

Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local 560, Morris Plains, New Jersey.
          (v) was covered by a collective bargaining agreement (A) with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union #4-417 (formerly the PACE Local #1-417 and OCAW #8-417) ratified to cease accruals under the Retirement Plan effective as of March 31, 2006 or (B) with the United Brotherhood of Carpenters and Joiners — Arkansas Regional Council, Local #1225 ratified to cease accruals under the Retirement Plan effective as of April 21, 2006.
          (vi) was a Participant in the Pension Plan for Employees of Chase Scientific Glass, Inc. (the “Chase Plan”) who (A) was eligible to receive accruals under the Chase Plan on March 31, 2006 and affirmatively elected to cease accruals under the Chase Plan as of March 31, 2006 or (B) was receiving accruals under the Chase Plan that were ceased as of June 30, 2007.
     B. Amount and Allocation of Transition Contribution. The Transition Contribution shall be allocated to the Account of an eligible Participant for each Plan Year in the amount of 2.5% of such Participant’s Compensation for such Plan Year for Participants described in Subsections (A) (i) and (v), 2.0% of such Participant’s Compensation for such Plan Year for Participants described in Subsection A(ii) and 0.5% of such Participant’s Compensation for Participants described in Subsections (A)(iii), (iv) and (vi). The Employer shall not make a Transition Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant’s “Maximum Permissible Amount” described in Schedule II.
     C. One-Time Transition Contribution. No later than June 30, 2008, the Employer shall make a one-time contribution to the Account of a Participant who had completed 10 Years of Service as of April 1, 2008 and who satisfies the requirements set forth below:
          (i) For a Participant who is a participant in the Thermo Forma Retirement Plan and who was employed by the Employer on April 1, 2008, such contribution shall be the percentage of the Participant’s Compensation for the 2007 Plan Year indicated opposite the age group which includes the Participant’s age determined as of April 1, 2008.

Age Group	Percentage of Compensation
Younger than 50	0%

At least 50 but less than 55	3%

At least 55 but less than 60	6%

60 or older	9%
          (ii) For a Participant who is a participant in the Apogent Plan and who was employed by the employer on April 1, 2008, such contribution shall be the percentage of the

Participant’s Compensation for the 2007 Plan Year indicated opposite the age group which includes the Participant’s age determined as of April 1, 2008.

Age Group	Percentage of Compensation
Younger than 45	0%

At least 45 but less than 50	3.5%

At least 50 but less than 55	7%

At least 55 but less than 60	8%

At least 60 but less than 65	6.5%

65 or older	5%”
2. Section 1.02 of Schedule I of the Plan is hereby amended by (a) deleting the paragraph limiting the Matching Contribution payable to participants who were eligible to participate in the Thermo Forma Retirement Plan and (b) amending the remaining paragraph to read as follows:
“•	The Matching Contribution for a Participant employed at the Company’s facility in Dubuque, Iowa is 100% of the Participant’s Before-Tax Contributions to the extent Before-Tax Contributions do not exceed 3% of Compensation and 50% of a Participant’s Before-Tax Contributions to the extent such Before-Tax Contributions exceed 3% but do not exceed 5% of the Participant’s Compensation. In no event shall the Matching Contribution exceed 4% of a Participant’s Compensation.”
     RESOLVED FINALLY, that all other provisions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the amendments to the Thermo Fisher Scientific Inc. 401(k) Retirement Plan set forth in the preceding Resolutions are adopted this 31st day of March, 2008 the same to be effective as of the dates set forth herein.

PENSION COMMITTEE

By:	/s/ Seth H. Hoogasian Seth H. Hoogasian
Pension Committee Member

FOURTH AMENDMENT
TO THE
THERMO FISHER SCIENTIFIC INC.
401(K) RETIREMENT PLAN
     WHEREAS, Thermo Fisher Scientific Inc. (the “Company”) established and maintains the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (the “Plan”); and
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the amendment of the Plan to (a) provide for automatic enrollment and (b) to delete a provision of the Plan that is no longer applicable; and
     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2009, except as otherwise provided, as follows:
1.	A new Section 3.16 is hereby added to the Plan to read as follows:
“Section 3.16 Automatic Enrollment.
     A. Automatic Enrollment Permitted. Automatic enrollment shall be permitted under the Plan. The terms of the automatic enrollment, including but not limited to the percentage to be withheld from the Eligible Participant’s Compensation as Before-Tax Contributions, any automatic increases to that percentage, and the Participants to whom it applies, shall be established by the Company and may be altered or amended at any time and from time to time by the Company in its sole discretion.
     B. Automatic Withholding. The Before-Tax Contributions described in the preceding paragraph shall be automatically withheld from an Eligible Employee’s Compensation beginning with the first payroll period following the Eligible Employee’s date of hire. The Before-Tax Contributions contributed pursuant to this Section 3.16(B) shall be credited to a Before-Tax Contributions Account for each such Participant. In the event that a Participant does not make a written designation of the manner in which the Participant’s Before-Tax Contributions contributed pursuant to this Section 3.16(B) are to be invested, the Company shall provide the Trustee with written directions as to the investment of such contributions.
     C. Notice Requirements. Notwithstanding the foregoing, the Company shall provide each Eligible Employee with a written notice describing the effect of the automatic contributions provided for in this Section 3.16 prior to the first payroll period for which such automatic contributions are to be in effect. Such written notice shall describe the right of each Eligible Employee to elect a different contribution percentage and the right to elect not to make such automatic contributions and the procedure and timing for submitting a written election providing for a different contribution percentage. The Company shall provide each Eligible Employee with a reasonable period of time to submit a written election prior to the implementation of the automatic contributions. Any such written election shall continue to be in effect until a Participant submits a subsequent written election.”
2. Section 11.08 of Schedule II of the Plan is hereby amended, effective as of January 1, 2008, by deleting the provisions following the first sentence of the third paragraph thereof.
3. All other provisions of the Plan shall remain in full force and effect.
     EXECUTED this 30th day of December, 2008.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Pension Committee Member